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                                                                    EXHIBIT 24.2

                                  Law Offices
                                       of
                                RANDY K. JOHNSON
                           a Professional Corporation
                         139 E. South Temple, Suite 510
                           Salt Lake City, Utah 84111
Phone: (801) 537-1230                                       Fax: (801) 364-7365



                                August 4, 1997



          We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming part of Amendment No. 1 to the Registration Statement on Form S-3 of United Park City Mines Company and to the filing of the opinion included as Exhibit 5.1 to Amendment No. 1 to the Registration Statement and the opinion included as Exhibit 8.1 to Amendment No. 1 to the Registration Statement.



                         /s/ Randy K. Johnson, P.C.